Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-29641, No. 333-65321, No. 333-78937, No. 333-70116, No. 333-123255, No. 333-135237, No. 333-141567 and No. 333-150929) of Green Mountain Coffee Roasters, Inc. of our report dated December 11, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PriceWaterhouseCoopers LLP
Boston, Massachusetts December 11, 2008